UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

The Marzetti Company

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Polaris Parkway, Suite 400 Westerville, Ohio	43082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 224-7141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MZTI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on March 4, 2026, The Marzetti Company (the “Company”) entered into a First Amendment to its Credit Agreement dated March 6, 2024 (the “First Amendment”), with The Huntington National Bank and Bank of America, N.A. as Co-Syndication Agents, JPMorgan Chase Bank, N.A. as Administrative Agent, and the other lenders named therein. The First Amendment provided for an increase to the revolving loan from $150 million to $200 million, and for an additional $200 million term loan (the “Term Loan”) to finance the Company’s previously reported agreement to acquire the Japanese Barbecue Sauce brand, Bachan’s, Inc., for $400 million, subject to customary adjustments (the “Acquisition”). On April 29, 2026, the Company closed on the funding of the Term Loan in the aggregate principal amount of $200 million to partially fund the Acquisition with the balance of the purchase price coming from cash on hand.

The Term Loan will have a maturity date of April 29, 2031, provided that the First Amendment provides for a springing maturity date of March 6, 2029 under certain circumstances (such date, the “Term Loan Maturity Date”). The Term Loan shall be repaid in $2,500,000 quarterly installments, which are due and payable on the last day of each calendar quarter, commencing with the last day of the first full calendar quarter ending after the date the Term Loan is funded with the balance due and payable on the Term Loan Maturity Date. Interest accrued on the Term Loan shall be payable on the Interest Payment Date (as defined in the First Amendment) applicable to such Term Loan.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 9, 2026.

Item 8.01	Other Events

On May 1, 2026, the Company announced that it had completed the Acquisition. The Company included information about the closing of the Acquisition in a press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1*	Press Release dated May 1, 2026.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marzetti Company

Date: May 1, 2026	By:	/s/ Thomas K. Pigott
Thomas K. Pigott Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

4